EXHIBIT 99.1

Silver Triangle Building
25505 West Twelve Mile Road
Southfield, MI 48034-8339
(248) 353-2700
creditacceptance.com

NEWS RELEASE

FOR IMMEDIATE RELEASE

Date: May 16, 2014

Investor Relations: Douglas W. Busk
Senior Vice President and Treasurer
(248) 353-2700 Ext. 4432
IR@creditacceptance.com

NASDAQ Symbol: CACC

CREDIT ACCEPTANCE ANNOUNCES TENDER OFFER

Southfield, Michigan — May 16, 2014 — Credit Acceptance Corporation (NASDAQ: CACC) (referred to as the “Company”, “Credit Acceptance”, “we”, “our”, or “us”) announced today that we have commenced a tender offer to purchase up to 915,750 shares of our outstanding common stock at a price of $125.58 per share.

We anticipate that we will obtain all of the funds necessary to purchase shares tendered in the tender offer, and to pay related fees and expenses, by borrowing under our revolving secured line of credit facility and/or one or more of our revolving secured warehouse facilities.  The tender offer is not conditioned upon the receipt of financing.

We have evaluated our operations, strategy and expectations for the future and believe that the tender offer is a prudent use of our financial resources given our business profile, assets and the current market price for our shares. As of May 12, 2014, we had $489.7 million in unused and available capacity on our revolving secured line of credit facility and our revolving secured warehouse facilities.

We believe that the tender offer represents a mechanism to provide all shareholders with the opportunity to tender all or a portion of their shares and, thereby, receive a return of the Company’s capital if they so elect. This format of repurchase also provides a method for shareholders not participating to increase their relative percentage interest in Credit Acceptance and our future operations at no additional cost. As a result, we believe that investing in our own shares in this manner is an attractive use of capital and an efficient means to provide value to shareholders. The tender offer also provides liquidity to shareholders (particularly those with large shareholdings) by providing them the opportunity to sell all or a portion of their shares at a price of $125.58 per share without potential disruption to the share price and the usual transaction costs associated with market sales.

The tender offer will expire at 5:00 p.m., New York City Time, on Monday, June 16, 2014, unless extended by us.  Tenders of shares must be made on or prior to the expiration of the tender offer and shares may be withdrawn at any time on or prior to the expiration of the tender offer.  Our obligation to purchase shares in the tender offer is not conditioned upon any minimum number of shares being tendered.  The tender offer is, however, subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal documents being sent to shareholders.

Under the tender offer, shareholders of Credit Acceptance common stock will be invited to choose how many shares they are willing to sell to us at $125.58 per share.  If more than the maximum number of shares sought is tendered, tendering shareholders owning fewer than 100 shares, or “odd lot” holders, will have their shares purchased without proration and all other tendered shares will be purchased on a pro rata basis, subject to the conditional tender provisions described in the Offer to Purchase.  Shareholders whose shares are purchased in the tender offer will be paid the purchase price net in cash, without interest, promptly after the expiration of the tender offer.  Shareholders whose shares are not purchased in the tender offer will have their shares returned, free of charge, promptly after the expiration of the tender offer.

Donald Foss, our Chairman of the board, has indicated his non-binding intention to tender 4.4 million shares in the tender offer. Glenda Flanagan, one of our directors, has indicated that she may tender up to 28,000 shares in the tender offer. None of our other directors or officers have indicated their intent to tender shares in the tender offer.  If the intention of our directors and officers changes materially, we will disclose the change in intention prior to the expiration of the tender offer.

As of May 1, 2014, Credit Acceptance had 22,509,684 shares outstanding.  The last reported sale price of Credit Acceptance’s common stock on the NASDAQ Global Select Market on May 15, 2014, which was the last trading day prior to the announcing of the offer, was $125.58 per share.

Georgeson, Inc. is the Information Agent for the offer and Computershare Trust Company, N.A. is the Depositary.  The Offer to Purchase, Letter of Transmittal and related documents are being mailed to registered shareholders and will also be made available for distribution to beneficial owners of Credit Acceptance common stock.  Questions related to the offer and requests for copies of the Offer to Purchase, the Letter of Transmittal and related documents may be directed to Georgeson, Inc. at (866) 729-6818.

Neither Credit Acceptance nor its Board of Directors is making any recommendation to any shareholder as to whether to tender or refrain from tendering their shares.  Shareholders should carefully evaluate all information in the Offer to Purchase and the related Letter of Transmittal, should consult with their own financial and tax advisors, and should make their own decisions about whether to tender shares, and, if so, how many shares to tender.

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of Credit Acceptance’s common stock.  The solicitation of offers to buy Credit Acceptance’s common stock will only be made pursuant to the Offer to Purchase and related materials that Credit Acceptance will be distributing to its shareholders.  Shareholders are urged to read Credit Acceptance’s Tender Offer Statement on Schedule TO (the “Statement”) filed with the Securities and Exchange Commission (the “SEC”) in connection with the tender offer, which includes as exhibits the Offer to Purchase and the related Letter of Transmittal, as well as any amendments or supplements to the Statement when they become available, because they contain important information.  Each of these documents has been or will be filed with the SEC, and shareholders may obtain them free of charge from the SEC at the SEC’s Website (http://www.sec.gov/) or from Georgeson, Inc., the Information Agent for the tender offer, toll free at (866) 729-6818.

Cautionary Statement Regarding Forward-Looking Information

Statements in this release that are not historical facts, such as those using terms like “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “assume,” “forecast,” “estimate,” “intend,” “plan,” “target” and those regarding our future results, plans and objectives, are “forward-looking statements” within the meaning of the federal securities laws.  These forward-looking statements represent our outlook only as of the date of this release.  Actual results could differ materially from these forward-looking statements since the statements are based on our current expectations, which are subject to risks and uncertainties.  Factors that might cause such a difference include, but are not limited to, the factors set forth in Item 1A to our Form 10-K for the year ended December 31, 2013, filed with the SEC on February 14, 2014, other risk factors discussed herein or listed from time to time in our reports filed with the SEC and the following:

•	Our inability to accurately forecast and estimate the amount and timing of future collections could have a material adverse effect on results of operations.

•	We may be unable to execute our business strategy due to current economic conditions.

•	We may be unable to continue to access or renew funding sources and obtain capital needed to maintain and grow our business.

•	The terms of our debt limit how we conduct our business.

•	A violation of the terms of our asset-backed secured financing facilities or revolving secured warehouse facilities could have a materially adverse impact on our operations.

•
The conditions of the U.S. and international capital markets may adversely affect lenders with which we have relationships, causing us to incur additional costs and reducing our sources of liquidity, which may adversely affect our financial position, liquidity and results of operations.

•	Our substantial debt could negatively impact our business, prevent us from satisfying our debt obligations and adversely affect our financial condition.

•	Due to competition from traditional financing sources and non-traditional lenders, we may not be able to compete successfully.

•	We may not be able to generate sufficient cash flows to service our outstanding debt and fund operations and may be forced to take other actions to satisfy our obligations under such debt.

•	Interest rate fluctuations may adversely affect our borrowing costs, profitability and liquidity.

•
Reduction in our credit rating could increase the cost of our funding from, and restrict our access to, the capital markets and adversely affect our liquidity, financial condition and results of operations.

•	We may incur substantially more debt and other liabilities. This could exacerbate further the risks associated with our current debt levels.

•	The regulation to which we are or may become subject could result in a material adverse effect on our business.

•
Adverse changes in economic conditions, the automobile or finance industries, or the non-prime consumer market could adversely affect our financial position, liquidity and results of operations, the ability of key vendors that we depend on to supply us with services, and our ability to enter into future financing transactions.

•	Litigation we are involved in from time to time may adversely affect our financial condition, results of operations and cash flows.

•	Changes in tax laws and the resolution of uncertain income tax matters could have a material adverse effect on our results of operations and cash flows from operations.

•	Our dependence on technology could have a material adverse effect on our business.

•	Reliance on third parties to administer our ancillary product offerings could adversely affect our business and financial results.

•	We are dependent on our senior management and the loss of any of these individuals or an inability to hire additional team members could adversely affect our ability to operate profitably.

•	Our reputation is a key asset to our business, and our business may be affected by how we are perceived in the marketplace.

•	The concentration of automotive dealers that participate in our program in several states could adversely affect us.

•	Failure to properly safeguard confidential consumer information could subject us to liability, decrease our profitability and damage our reputation.

•
A small number of our shareholders have the ability to significantly influence matters requiring shareholder approval and such shareholders have interests which may conflict with the interests of other security holders.

•	Reliance on our outsourced business functions could adversely affect our business.

•
Natural disasters, acts of war, terrorist attacks and threats or the escalation of military activity in response to these attacks or otherwise may negatively affect our business, financial condition and results of operations.

Other factors not currently anticipated by management may also materially and adversely affect our results of operations.  We do not undertake, and expressly disclaim any obligation, to update or alter our statements whether as a result of new information, future events or otherwise, except as required by applicable law.

Description of Credit Acceptance Corporation

Since 1972, Credit Acceptance has offered automobile dealers financing programs that enable them to sell vehicles to consumers, regardless of their credit history.  Our financing programs are offered through a nationwide network of automobile dealers who benefit from sales of vehicles to consumers who otherwise could not obtain financing; from repeat and referral sales generated by these same customers; and from sales to customers responding to advertisements for our product, but who actually end up qualifying for traditional financing.

Without our financing programs, consumers are often unable to purchase a vehicle or they purchase an unreliable one.  Further, as we report to the three national credit reporting agencies, an important ancillary benefit of our programs is that we provide a significant number of our consumers with an opportunity to improve their lives by improving their credit score and move on to more traditional sources of financing.  Credit Acceptance is publicly traded on the NASDAQ under the symbol CACC.  For more information, visit creditacceptance.com.